UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016 (May 12, 2016)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 12, 2016, our subsidiary, Sirius XM Radio Inc. (“Sirius XM”), entered into an arrangement agreement (the “Arrangement Agreement”) with Sirius XM Canada Holdings Inc. (“Sirius XM Canada”), an entity in which Sirius XM currently holds an approximate 37% economic interest and 25% voting interest. Pursuant to the Arrangement Agreement, Sirius XM and certain Canadian shareholders will form a new company to acquire shares of Sirius XM Canada not already owned by them pursuant to a plan of arrangement (the “Transaction”). In connection with the Transaction, Sirius XM Canada’s shareholders will be entitled to elect to receive, for each share of Sirius XM Canada held, C$4.50 (U.S.$3.50 as of May 12, 2016) in (i) cash, (ii) shares of our common stock, (iii) a security exchangeable for shares of our common stock, or (iv) a combination thereof; provided that no more than 35.0 million shares of our common stock will be issued in the Transaction. All of the obligations of Sirius XM under the Arrangement Agreement are guaranteed by us.

Following the Transaction, Sirius XM is expected to hold a 70% economic interest and 33% voting interest in Sirius XM Canada, with the remainder of the voting power and economic interest held by Slaight Communications and Obelysk Media, two of Sirius XM Canada’s current Canadian shareholders. Sirius XM expects to contribute to Sirius XM Canada approximately U.S.$275 million in connection with the Transaction (assuming that all shareholders elect to receive cash in connection with the Transaction), which amount is expected to be used to pay the cash consideration to Sirius XM Canada’s shareholders and will be decreased proportionately if shareholders elect to receive consideration in shares of our common stock or securities exchangeable for our common stock.

The Transaction is subject to the approval of two-thirds of the shareholders of Sirius XM Canada, as well as a majority of the minority shareholders of Sirius XM Canada. The Transaction is also subject to receipt of court and Canadian Radio-Television and Telecommunications Commission approval. Pending receipt of all necessary approvals, the Transaction is expected to close no later than end of the fourth quarter of 2016.

  On May 13, 2016, we issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This current report (including the exhibits and attachments hereto) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations to complete the Transaction, expectations regarding our ownership interest in Sirius XM Canada and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “forecasts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including risks related to consummating the Transaction and those risks described under the section entitled “Part I — Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this current report, the exhibits and attachments hereto and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.	Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 13, 2016

EXHIBITS

Exhibit	Description of Exhibit

99.1	Press Release dated May 13, 2016